EXHIBIT 10.1

Notice of Grant of Restricted Stock Units Award Agreement

Employee	RSU Number:	003609
Michael J. Cazer	Plan:	2005

Effective April 7, 2008, you have been granted an award of 11,882 restricted stock units.  The value of this award is $800,015.06 (11,882 * $67.33 = $800,015.06).

Each restricted stock unit represents a right to a future payment equal to one share of The Brink’s Company common stock.  Such payment will be in shares of The Brink’s Company common stock.

Subject to your continued employment as of the relevant vesting date (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement) you shall be entitled to receive (and the Company shall deliver to you) within 75 days following the relevant vesting date set forth below, the number of Shares underlying this award scheduled to vest as of such date as set forth below:

Shares	Vesting
3,961	April 7, 2009
3,961	April 7, 2010
3,960	April 7, 2011

Additional terms and conditions applying to this grant are contained on pages two through four of this Award Agreement and the Plan.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

By your signature and the authorized Company signature below and on page four of this Award Agreement, you and the Company agree that this award is granted under and governed by the terms and conditions of The Brink’s Company 2005 Equity Incentive Plan as amended, as well as this Award Agreement, all of which are incorporated as a part of this document.

/s/ Frank T. Lennon	4-8-08
The Brink’s Company	Date

/s/ Michael J. Cazer	4-11-08
Employee	Date

Page 1 (Company Copy)

Restricted Stock Units Award Agreement

AWARD AGREEMENT dated as of April 7, 2008 between The Brink’s Company, a Virginia corporation (the “Company”), the employee identified on page one of this Award Agreement (the “Employee”), an employee of the Company or of a subsidiary of the Company.

By resolution dated on the date of this Award Agreement, the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors, acting pursuant to The Brink’s Company 2005 Equity Incentive Plan as amended (the “Plan”), a copy of which Plan has heretofore been furnished to the Employee (who hereby acknowledges receipt), as a matter of separate inducement and agreement in connection with the employment of the Employee by the Company or any of its subsidiaries, and not in lieu of any salary or other compensation for the Employee’s services, granted to the Employee a restricted stock unit award as set forth on page one of this Award Agreement.

Accordingly, the parties hereto agree as follows:

1.  Subject to all the terms and conditions of the Plan, the Employee is granted the restricted stock unit award (the “Award”) as set forth on page one of this Award Agreement.

2.  Subject to the Employee’s continued employment as of the relevant vesting date (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement), the Employee shall be entitled to receive (and the Company shall deliver to the Employee) within 75 days following the relevant vesting date set forth on page one of this Award Agreement (or, if applicable, within 75 days following the vesting date set forth in paragraph 4(a) of this Award Agreement), the number of Shares underlying this Award scheduled to vest on such date as set forth on page one (or paragraph 4(a)) of this Award Agreement.

3.  If a cash dividend is paid on a Share while the Award remains outstanding, the Employee shall be entitled to receive at the time such cash dividend is paid (subject to the Employee’s continued employment as of the relevant dividend payment date), a cash payment in an amount equivalent to the cash dividend on a Share with respect to each Share covered by the outstanding Award.  If the Employee incurs a termination of employment prior to the payment of Shares underlying the Employee’s vested portion of the Award but subsequent to the applicable vesting date, as set forth on page one of this Award Agreement, the Employee shall be entitled to receive with respect to each Share underlying the vested portion of the Award a cash payment in amount equivalent to a cash dividend on a Share regardless of whether the Employee continues to be employed as of the relevant dividend payment date.  Notwithstanding the foregoing, if (i) the Company consummates a spin-off transaction of Brink’s Home Security (a “BHS Spin-

Page 2 (Company Copy)

Off Transaction”) while the Award remains outstanding and (ii) the BHS Spin-Off Transaction is achieved by means of a dividend or other distribution with respect to a Share, the Employee shall not be entitled to receive a cash (or stock) payment in an amount equivalent to such dividend or distribution on Shares covered by the outstanding Award.  However, in the event of a BHS Spin-Off Transaction and in lieu of a dividend equivalent payment with respect to each Share covered by the outstanding Award, the Committee shall equitably adjust in accordance with Section 5(d) of the Plan the number of restricted stock units subject to the outstanding Award at the time of the BHS Spin-Off Transaction.

4.      Notwithstanding the terms of the Plan, if the Employee shall cease to be an employee of the Company or an Affiliate:

(a) if termination of employment is by reason of the Employee’s death or permanent and total disability, or if employment is terminated by the Company without Cause (as defined below), the outstanding Award shall fully vest and become payable (subject to paragraph 2 above) as of the date of such termination of employment;

(b) if termination of employment is by reason other than as provided in paragraph 4(a) above, the outstanding Award shall be canceled as of such termination of employment and shall have no further force or effect.

“Cause” shall have the meaning ascribed to such term in the Severance Agreement between the Company and the Employee dated as of April 7, 2008, as the same may be amended from time to time.

5.  The Shares underlying the Award, until and unless delivered to the Employee, do not represent an equity interest in the Company and carry no voting rights.  The Employee will not have any rights of a shareholder with respect to the Shares underlying the Award until the Shares have been delivered to the Employee.

6.  In accordance with Section 14(b) of the Plan, the Committee may in its sole discretion withhold from the payment to the Employee hereunder a sufficient amount to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment.

7.  The Award is not transferable by the Employee otherwise than by will or by the laws of descent and distribution.

8.  All other provisions contained in the Plan as in effect on the date of this Award Agreement are incorporated in this Award Agreement by reference.  The Board of Directors of the Company or the Committee thereof may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of a holder of an Award with respect to a previously granted Award, the Award holder’s consent shall be required

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except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.  This Award Agreement may at any time be amended by mutual agreement of the Committee of the Board of Directors (or a designee thereof) and the holder of the Award.  Prior to a Change in Control of the Company, this Award Agreement may be amended by the Company, and upon written notice by the Company, given by registered or certified mail, to the holder of the Award of any such amendment of this Award Agreement or of any amendment of the Plan adopted prior to such a Change in Control, this Award Agreement shall be deemed to incorporate the amendment to this Award Agreement or to the Plan specified in such notice, unless such holder shall, within 30 days of the giving of such notice by the Company, give written notice to the Company that such amendment is not accepted by such holder, in which case the terms of this Award Agreement shall remain unchanged.  Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Committee or of the Board of Directors of the Company shall be final, conclusive and binding on the Company and the holder of the Award.

9.  All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Employee, shall be delivered personally or mailed to the Employee at the address set forth below.  Such addresses may be changed at any time by notice from one party to the other.

10.  This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

/s/ Frank T. Lennon	4-8-08
The Brink’s Company	Date

/s/ Michael J. Cazer	4-11-08
Employee	Date

5050 Bay Shore Rd. Sarasota, FL 34234
Street address, City, State & ZIP

Page 4 (Company Copy)